CONSENT OF INDEPENDENT AUDITORS


As independent public accountants, we hereby consent to the incorporation by reference in the Form S-8 Registration Statement and related Prospectus pertaining to the Acacia Research Corporation 1996 Stock Option Plan of our report, dated
March 14, 1996, with respect to the consolidated financial statements and schedules of Acacia Research Corporation, included in its Annual Report on Form 10-KSB for the year ended December 31, 1995 filed with the Securities and Exchange Commission.



/s/ Finocchiaro & Co.
FINOCCHIARO & CO.



Pasadena, California
February 19, 1997